Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-142732) pertaining to the Lennar Corporation 2007 Equity Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-179290 pertaining to the Lennar Corporation 2007 Equity Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-180887) pertaining to the Lennar Corporation 2007 Equity Incentive Plan),

(4)	Registration Statement (Form S-8 No. 333-210907) pertaining to the Lennar Corporation 2016 Equity Incentive Plan, and

(5)	Registration Statement (Form S-3 No. 333-219156) of Lennar Corporation;

of our report dated February 28, 2017, with respect to the consolidated financial statements of CalAtlantic Group, Inc. and subsidiaries as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Irvine, California

November 14, 2017